UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into/Amendment of a Material Definitive Agreement.

Amendment and Restatement of Common Stock Purchase Agreement

Introduction. As described in greater detail below, effective February 28, 2012, Pacific Mercantile Bancorp (the “Company”) amended its August 26, 2011 equity financing agreements with Carpenter Community BancFund LP and Carpenter Community BancFund-A LP (collectively, the “Carpenter Funds”) to provide for the Carpenter Funds to purchase an additional $10.8 million of shares of common stock, in lieu of purchasing an additional $10.8 million of Series B 8.4% Convertible Preferred Stock (the “Additional Series B Shares”). As a result, the Carpenter Funds will be purchasing a total of $26.3 million of shares of Company common stock, rather than purchasing $10.8 million of Additional Series B Shares and $15.5 million of shares of common stock as had been contemplated by the August 26, 2011 equity financing agreements. These amendments will save the Company $907,200 annually in preferred stock dividends. The purchase price that the Carpenter Funds will pay for the $26.3 million of shares of common stock will be at least $6.26 per share, which was the Company’s book value per common share as of December 31, 2011, and represents a 28.8% increase from the per share book value at December 31, 2010.

Background. As previously reported in the Company’s Current Report on Form 8-K dated August 26, 2011, on that date the Company sold, for an aggregate purchase price of $11.2 million, a total of 112,000 shares of Series B Convertible 8.4% Preferred Stock, of which the Carpenter Funds purchased a total of 37,000 shares and SBAV LP (“SBAV”) purchased 75,000 shares.

Also, on August 26, 2011, the Company entered into the following two additional stock purchase agreements providing for a second round of equity financing: (i) an Additional Series B Preferred Stock Purchase Agreement (the “Additional Series B SPA”), pursuant to which the Carpenter Funds agreed to purchase 108,000 Additional Series B Shares for an aggregate purchase price of $10.8 million, and (ii) a Common Stock Purchase Agreement (the “2011 Stock Purchase Agreement”), pursuant to which the Carpenter Funds agreed to purchase $15.5 million of shares of Company common stock, for a total equity investment in the Company of $26.3 million by the Carpenter Funds in that second round equity financing.

Termination of the Additional Series B SPA and Amendment and Restatement of the 2011 Common Stock Purchase Agreement. On February 28, 2012 (i) the Additional Series B SPA was terminated, as a result of which no Additional Series B Shares will be sold by the Company, and (ii) the Company and the Carpenter Funds entered into an Amended and Restated Common Stock Purchase Agreement (the “Amended Common Stock Purchase Agreement”), which modified the 2011 Stock Purchase Agreement in the following material respects:

(1) The total dollar amount of the shares of Company common stock that the Carpenter Funds will purchase from the Company (the “Common Stock Purchase”) has been increased from $15.5 million to $26.3 million, which is equal to the aggregate dollar amount of the stock purchases that the Carpenter Funds had agreed to make pursuant to the Additional Series B Stock Purchase Agreement and the 2011 Common Stock Purchase Agreement.

(2) The per share price which the Carpenter Funds will pay for those shares of common stock will be the greater of: (a) $6.26 per share (which was the most recent publicly reported book value per share of the Company’s common stock as of February 28, 2012), or (b) the book value per share of the Company’s common stock, as set forth or determined from the Company’s Form 10-Q, Form 10-K or other SEC Report last filed before the date on which the Common Stock Purchase by the Carpenter Funds is consummated. Accordingly, if the book value of the Company’s common stock were to so increase above $6.26 per share, the purchase price that the Carpenter Funds will be required to pay for shares of common stock will be that greater amount. However, in no event will that purchase price be less than $6.26 per share.

Benefits to the Company of the Termination of the Additional Series B SPA and Amendment of the 2011 Common Stock Purchase Agreement. The termination of the Series B SPA and the amendment and restatement of the 2011 Common Stock Purchase Agreement will benefit the Company in the following important respects:

(1) Reduction in Dividends that would have otherwise been payable on the Additional Series B Shares. Due to the termination of the Additional Series B SPA, there will be 108,000 fewer Series B Preferred Shares outstanding. As a result, the Company estimates that it will save approximately $907,200 each year in dividends that it would otherwise have been required to accrue, or to pay in cash or additional shares of preferred stock, on the Additional Series B Shares.

(2) Increase in Tier 1 Capital. For regulatory compliance purposes, only a portion of the net proceeds to the Company from the sale of the $10.8 million of Additional Series B Shares would have qualified as Tier 1 capital. As a result of the termination of the Additional Series B SPA and the corresponding $10.8 million increase in the amount of shares of common stock that will be purchased by the Carpenter Funds, all of the net proceeds to the Company from the sale of the $26.3 million of shares of common stock to the Carpenter Funds under the Amended Common Stock Purchase Agreement will qualify as Tier 1 capital. As a result, the Company will have greater capital and financial resources to support the growth of its banking franchise in the future.

Consummation of the sale of the shares of Common Stock to the Carpenter Funds pursuant to the Amended Common Stock Purchase Agreement remains subject to the satisfaction, by no later than April 27, 2012, of conditions customary for transactions of this nature and the condition that the Carpenter Funds will have obtained federal bank regulatory approval of their purchase of the shares. There is no assurance that all of the conditions will be satisfied and, therefore, that the sale of the $26.3 million of shares of common stock will be consummated.

Amendment and Restatement of Investor Rights Agreement

The termination of the Additional Series B SPA required that certain amendments be made to the Investor Rights Agreement entered into by the Company and the Carpenter Funds on August 26, 2011 (the “2011 Investor Rights Agreement”). As a result, on February 28, 2012, the Company and the Carpenter Funds entered into an Amended and Restated Investor Rights Agreement (the “Amended Investor Rights Agreement”), a copy of which is appended as Exhibit 10.2 to this Current Report on Form 8-K. The Amended Investor Rights has modified the 2011 Investor Rights Agreement in the following principal respects:

(1) Board Representation and Increase in the Authorized Number of Directors. The Carpenter Funds will continue to have the right they had under the 2011 Investor Rights Agreement to designate three representatives to serve on the respective Boards of Directors of the Company and Pacific Mercantile Bank, the Company’s wholly owned banking subsidiary (the “Bank”), subject to the consummation of the purchase by the Carpenter Funds of the $26.3 million of common stock pursuant to the Amended Common Stock Purchase Agreement. However, the Amended Investor Rights Agreement also provides that the appointment of the Carpenter director-designees to the Company’s Board of Directors will be contingent on the approval by the Company’s shareholders, at the next annual shareholders meeting, of a Bylaw amendment to increase the maximum number of directors to thirteen (13). Between the closing date of their Common Stock Purchase and the approval of the Bylaw amendment, the Carpenter Funds will be entitled to Company Board observation rights.

(2) Elimination of Provisions relating to Management Changes at the Bank. The 2011 Investor Rights Agreement contained a provision that provided that the Company, after the consummation of the Carpenter Funds’ purchases of the Additional Series B Shares and the Common Share Purchase would appoint a person who was reasonably acceptable to the Carpenter Funds, and satisfied all regulatory requirements to serve as Chief Executive Officer of the Bank, to become and serve as CEO of the Bank, effective upon receipt of all regulatory approvals. The Amended Investor Rights Agreement deletes those provisions because of a determination that the Company and the Bank would be better served if Mr. Dellerba continued as President and CEO of the Bank following completion of the sale of the common stock to the Carpenter Funds, as well as President and CEO of the Company.

Continuation of Certain Provisions Contained in the 2011 Investor Rights Agreement. The Amended Investor Rights Agreement retains provisions, from the 2011 Investor Rights Agreement, which provide that, if the Company sells any voting shares during the four years following the closing of Carpenter’s Common Stock Purchase (other than in certain “exempt” transactions described in the Amended Investor Rights Agreement), each of the Carpenter Funds will have a first right of refusal to purchase a pro rata portion of those shares, based on its then percentage ownership of the Company’s outstanding voting shares, in order to preserve, but not increase, that percentage.

Common Stock Purchase Warrants and Registration Rights.

If the Carpenter Funds consummate their $26.3 million Common Stock Purchase, the Carpenter Funds will retain the right to purchase from the Company common stock purchase warrants (the “Warrants”) that will entitle them to purchase, on the terms and conditions set forth in the Form of Warrant attached as Exhibit B to the Amended Common Stock Purchase Agreement, up to an aggregate of 408,834 shares of common stock (“Warrant Shares”) at a purchase price of $6.26 per share. The number of Warrant Shares that the Carpenter Funds will be entitled to purchase will be reduced to 104,323 shares, if the $26.3 million Common Stock Purchase by the Carpenter Funds is not consummated (other than as a result of a breach of the Amended Common Stock Purchase Agreement by the Company). The Company and the Carpenter Funds also have entered into a Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K, which will entitle the Carpenter Funds to have the Company, at its expense, register the shares of common stock that the Carpenter Funds purchase pursuant to the Amended Common Stock Purchase Agreement and the Warrant Shares they purchase, for resale, under the Securities Act of 1933.

The foregoing summaries of the Amended Common Stock Purchase Agreement and the terms of the Warrants are not intended to be complete and are qualified in their entirety by reference to the copy of Amended and Restated Common Stock Purchase Agreement attached as Exhibit 10.1 to this Current Report. The foregoing summaries of the Amended Investor Rights Agreement and the Registration Rights Agreement also are not intended to be complete and are qualified in their entirety by reference to the copies of the Amended and Restated Investor Rights Agreement and the Registration Rights Agreement attached, respectively, as Exhibits 10.2 and 10.3 to this Current Report.

The summaries contained herein of the 2011 Common Stock Purchase Agreement and the 2011 Investor Rights Agreement are qualified in their entirety to the copies of those Agreements attached, respectively, as Exhibits 10.5 and 10.6 to the Company’s Current Report on Form 8-K dated August 26, 2011.

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 1.01 above, the Additional Series B SPA was terminated effective as of February 28, 2012. That description of the termination of the Additional Series B SPA is incorporated herein by this reference from Item 1.01 of this Report. The termination of that Agreement resulted from the failure to consummate the purchase of shares provided for in the Additional Series B SPA on or before January 31, 2012. SBAV was a party to the Additional Series B SPA pursuant to which it had agreed to purchase a total of 10,000 Additional Series B Shares for an aggregate purchase price of $1.0 million. Moreover, if the sales of the Additional Series B Shares had been consummated, SBAV would have been entitled to purchase, for a price of $49,923, warrants (the “SBAV Warrants”) that, subject to the satisfaction of certain conditions, would have entitled it to purchase up to 399,436 shares of Company common stock (the “SBAV Warrant Shares”). Due to the termination of the Additional Series B SPA, SBAV will not be purchasing the $1.0 million of Additional Series B Shares, and the number of Warrant Shares it will be entitled to purchase will be reduced 352,444 shares of Company common stock. The Company also has agreed to register those Warrant Shares, for resale, under the Securities Act of 1933.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to and there is hereby incorporated by reference into this Item 3.02, the information contained in “Item 1.01 above in this Current Report, relating to the Company’s private placement to the Carpenter Funds of the $26.3 million of shares of common stock and the sale and issuance of the Warrants and Warrant Shares as contemplated by the Amended Common Stock Purchase Agreement. That information is qualified in its entirety by reference to the Amended Common Stock Purchase Agreement and the Registration Rights Agreement attached, respectively, as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K. Those shares of common stock and Warrants, and the underlying Warrant Shares, were offered for sale and will be sold only to “accredited investors” within the meaning of Regulation D under the Securities Act in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under that Act. None of those shares of common stock, Warrants or Warrant Shares have been registered under the Securities Act or qualified under any applicable state securities laws, and may not be offered or sold in the United States absent such registration and qualification or applicable exemptions therefrom. The stock certificates evidencing the shares of common stock and the Warrant Shares, and the Warrants themselves, will contain restrictive legends to the foregoing effect.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities.

Item 7.01	Regulation FD Disclosure.

On February 29, 2012, the Company issued a press release reporting the entry by the Company and the Carpenter Funds into the Amended Common Stock Purchase Agreement, the Amended Investor Rights Agreement and the Registration Rights Agreement, as described in Item 1.01 above and the related termination of the Additional Series B SPA. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and neither such information nor Exhibit 99.1 shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description of Exhibits

Exhibit 10.1	Amended & Restated Common Stock Purchase Agreement dated February 28, 2012 by and between the Company and the Carpenter Funds (with Form of Warrant attached as Exhibit B thereto).

Exhibit 10.2	Amended and Restated Investor Rights Agreement dated February 28, 2012 by and between the Company and the Carpenter Funds.

Exhibit 10.3	Registration Rights Agreement dated February 28, 2012 by and between the Company and the Carpenter Funds.

Exhibit 99.1	Press Release issued February 29, 2012 reporting the Company’s entry into the Amended and Restated Common Stock Purchase Agreement and the termination of the Additional Series B Preferred Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: March 1, 2012	By:	/s/ NANCY A. GRAY
Nancy A. Gray, Senior Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBIT

Exhibit No.	Description of Exhibits

Exhibit 10.1	Amended & Restated Common Stock Purchase Agreement dated February 28, 2012 by and between the Company and the Carpenter Funds (with Form of Warrant attached as Exhibit B thereto).

Exhibit 10.2	Amended and Restated Investor Rights Agreement dated February 28, 2012 by and between the Company and the Carpenter Funds.

Exhibit 10.3	Registration Rights Agreement dated February 28, 2012 by and between the Company and the Carpenter Funds.

Exhibit 99.1	Press Release issued February 29, 2012 reporting the Company’s entry into the Amended and Restated Common Stock Purchase Agreement and the termination of the Additional Series B Preferred Stock Purchase Agreement.

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